EXHIBIT 21


                       HOST MARRIOTT SERVICES CORPORATION
                             LISTING OF SUBSIDIARIES

                     DOMESTIC                                                       FOREIGN
-----------------------------------------------        ---------------------------------------------------------

State:  California                                          Country:  Australia
    The Gift Collection, Inc.                                    Marriott Airport Concessions Pty Ltd.
    Host Gifts, Inc.                                             Host Services Pty Ltd.

State:  Delaware                                            Country:  Canada
    Host International, Inc.                                     Host International of Canada, Ltd.
    Host Marriott Tollroads, Inc.
    Michigan Host, Inc.                                     Country:  Malaysia
    Host Services of New York, Inc.                              Malay Host Sdn. Bhd.
    Las Vegas Terminal Restaurants, Inc.
    Turnpike Restaurants, Inc.                              Country:  The Netherlands
    Host Marriott Services U.S.A., Inc.                          Horeca Exploitative Maatschappij Schiphol, B.V.
    HMS Holdings, Inc.                                           Host of Holland B.V.
    Cincinnati Terminal Services, Inc.
    Cleveland Airport Services, Inc.
    Marriott Airport Terminal Services, Inc.

State:  Florida
    Sunshine Parkway Restaurants, Inc.

State:  Kansas
    Host International, Inc. of Kansas

State:  Maryland
    Host International, Inc. of Maryland
    Marriott Family Restaurants, Inc.

State:  Ohio
    Gladieux Corporation

State:  Texas
    Host Services, Inc.




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